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                                                                    Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated November 18, 1999 included in Registration Statement Nos. 33-2915, 33-12555, 33-24975, 33-40616, 33-48288,
333-11485, 333-22377, 333-47589 and 333-79029. It should be noted that we have not audited any financial statements of the Company subsequent to October 30, 1999 or performed any audit procedures subsequent to the date of our report.



                                           /s/ Arthur Andersen LLP



Boston, Massachusetts
January 3, 2000